UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                 January 6, 2006

                             CELERITY SYSTEMS, INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                                     814-00631                               52-2050585
          --------                                     ---------                               ----------
(State or other jurisdiction                          (Commission                             (IRS Employer
      of incorporation)                               File Number)                          Identification No.)

      4100 North Fairfax Drive, Suite 1150, Arlington, Virginia                                 22203-1664
      ----------------------------------------------------------                                ----------
               (Address of principal executive offices)                                         (Zip code)

          Registrant's telephone number, including area code:                                 (703) 528-7073

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
                  FISCAL YEAR.

         As previously reported by Celerity Systems, Inc., a Delaware corporation (the "Company") in its Current Report on Form 8-K (the "Original Form 8-K") filed with the United States Securities and Exchange Commission (the "Commission") on January 5, 2006, the Company held a Special Meeting of its stockholders (the "Special Meeting") on December 30, 2005 for, among other purposes described in Item 8.01 below, the following purposes: (i) to vote on an amendment to the Company's Certificate of Incorporation to change the name of the Company to "Homeland Security Capital Corporation"; and (ii) to vote on an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock of the Company ("Common Stock") from 5,000,000,000 to 20,000,000,000. At the Special Meeting, the holders of a majority of the outstanding shares of Common Stock approved both of the foregoing amendments. As soon as practicable after the Special Meeting, the Company will file an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State to effectuate such amendments.

         This Form 8-K/A is being filed to amend the Original Form 8-K which contained a typographical error resulting in the date of the Special Meeting being erroneously stated as December 20, 2005, rather than the correct date of December 30, 2005.

ITEM 8.01         OTHER EVENTS.

         In addition to voting on the two proposed amendments described in Item
5.03 above, the three other purposes of the Special Meeting were as follows: (i) to elect four (4) directors to the Company's Board of Directors (the "Board"), two of which to be elected by the holders of a majority of the outstanding shares of Common Stock (the "Common Stock Director-Nominees") and two (2) of which to be elected by the holders of a majority of the outstanding shares of Series F Preferred Stock of the Company (the "Preferred Stock Director-Nominees"); (ii) to vote on the adoption of the "Celerity 2005 Stock Option Plan" (the "2005 Plan") ; and (iii) to vote on the withdrawal of the Company's election to be treated as a Business Development Company ("BDC") under
Section 54 of the Investment Company Act of 1940, as amended (the "ICA"). At the Special Meeting, the holders of a majority of the outstanding shares of Common Stock elected both Common Stock Director-Nominees, approved of the adoption of the 2005 Plan, and approved of the withdrawal of the Company's election to be treated as a BDC under the ICA. Also at the Special Meeting, the holders of a majority of the Series F Preferred Stock elected both Preferred Stock Director-Nominees.

         The Common Stock Director-Nominees were C. Thomas McMillen, the current Chief Executive Officer and President of the Company, and Carl J. Rickertsen. The Preferred Stock Director-Nominees were Zev E. Kaplan and Philip A. McNeill. On September 23, 2005, all of the Common Stock Director-Nominees and Preferred Stock Director-Nominees (collectively, the "Director-Nominees") consented to serve as directors if elected at the Special Meeting.

         Each of the Director-Nominees, except Mr. McMillen, were granted options to purchase 72,000,000 shares of Common Stock, of which 8,000,000 were issued upon their election to the Board, and the remainder will be issued in 8,000,000 increments each calendar quarter thereafter. The exercise price for the stock options granted upon election was the closing price of the Common Stock on September 23, 2005. The exercise price for the remaining 64,000,000 shares will be the closing price of the Common Stock on the date of issuance. These options expire 10 years from their grant date. Mr. McMillen was previously granted options to purchase 580,000,000 shares of Common Stock (the "McMillen Options") in connection with his employment by the Company and appointment to the Board on August 30, 2005, which the Company reported in its Current Report on Form 8-K filed with the Commission on August 31, 2005. The McMillen Options vested (or will vest) as follows: options to acquire 116,000,000 shares of Common Stock vested on August 30, 2005, and options to acquire 116,000,000 additional shares of Common Stock will vest at the end of each of the first, second, third and fourth calendar quarters following said date.

         Each Director of the Company, except Mr. McMillen, will receive $20,000 in annual compensation for their services on the Board, of which $5,000 will be paid each calendar quarter. Each Director of the Company will be reimbursed for reasonable expenses incurred in connection with their service on the Board.


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

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits - None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 6, 2006        CELERITY SYSTEMS, INC.

                                By:    /s/ C. Thomas McMillen
                                       -----------------------------------------
                                Name:  C. Thomas McMillen
                                Title: President and Chief Executive Officer

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